Exhibit 99.1

Sight Sciences Appoints Ali Bauerlein as Chief Financial Officer

MENLO PARK, Calif. - April 3, 2023 - (GLOBE NEWSWIRE) -- Sight Sciences, Inc. (Nasdaq: SGHT) (“Sight Sciences” or the “Company”), an eyecare technology company focused on creating innovative solutions intended to transform care and improve patients’ lives, today announces the appointment of Alison “Ali” Bauerlein as its Chief Financial Officer and Treasurer, effective April 3, 2023.

“I am incredibly excited to have Ali join Sight Sciences as we scale our business and drive towards profitable growth. Ali is an exceptionally talented professional with a proven track record of leading a rapidly growing medtech organization through multiple phases of growth. Her experience and talent will provide an immediate and valuable impact,” said Paul Badawi, co-founder and Chief Executive Officer of Sight Sciences. “A proven entrepreneur and executive, Ali will partner with our team to advance our strategic plan and ensure we have the appropriate financial infrastructure to support our growth. I would like to thank Jim Rodberg for his ever-increasing leadership and commitment to our mission as he stepped into the interim Chief Financial Officer and Treasurer role and managed the finance organization exceptionally well.”

Ms. Bauerlein added, “Sight Sciences is a leader in eyecare technology innovation with a portfolio and pipeline of products disrupting two distinct multibillion dollar markets and generating top-tier revenue growth. I have firsthand experience with this stage of transformational growth and development and am excited to leverage my background in high growth medtech to help Sight Sciences achieve its fullest potential. I look forward to working with Paul and the Sight Sciences team to support our current growth and profitability plans, while improving the lives of our patients and striving to create maximum value for the ophthalmic community and our stockholders.”

Ms. Bauerlein joins Sight Sciences from Inogen, Inc. (“Inogen”), a medical technology company offering innovative respiratory products for use in the homecare setting. Ms. Bauerlein cofounded Inogen in 2001 and served as its Chief Financial Officer from 2009 through 2021. In this role, Ms. Bauerlein oversaw the global finance and accounting functions, including revenue management, financial planning and analysis, strategic and tactical cost analysis and forecasting, treasury, U.S. Securities and Exchange Commission (“SEC”) reporting, investor relations, business development, risk management, tax, and treasury functions, as Inogen scaled from start-up operations to over $350 million in annual sales. Ms. Bauerlein has served as a member of the board of directors of Pear Therapeutics, Inc. (Nasdaq: PEAR) (“Pear”), a software-based digital therapeutics company, since December 2021, and as a member of the board of directors of Gelesis Holdings, Inc. (NYSE: GLS) (“Gelesis”), a biotherapeutics company, since January 2022. She serves as chair of the Audit Committees of both Pear and Gelesis. Ms. Bauerlein has also served as a member of the board of directors of Koya Medical, Inc., a private company, since January 2021. Ms. Bauerlein received a B.A. in economics/mathematics with high honors from the University of California, Santa Barbara.

About Sight Sciences

Sight Sciences is an eyecare technology company focused on developing and commercializing innovative solutions intended to transform care and improve patients’ lives. Using minimally invasive or non-invasive approaches to target the underlying causes of the world’s most prevalent eye diseases, Sight Sciences seeks to create more effective treatment paradigms that enhance patient care and supplant conventional outdated approaches. The Company’s OMNI® Surgical System is a minimally invasive glaucoma surgery (MIGS) device indicated to reduce intraocular pressure in adult patients with primary open-angle glaucoma (POAG), the world’s leading cause of irreversible blindness. The SION™ Surgical Instrument is a bladeless, manually operated device used in ophthalmic surgical procedures to excise trabecular meshwork. The Company’s TearCare® System is 510(k) cleared in the United States for the application of localized heat therapy in adult patients with evaporative dry eye disease due to meibomian gland dysfunction (MGD), enabling office-based clearance of gland obstructions by physicians to address the leading cause of dry eye disease.

For more information, visit www.sightsciences.com.

OMNI® and TearCare® are registered trademarks of Sight Sciences.
SION™ is a trademark of Sight Sciences.
© 2023 Sight Sciences. All rights reserved.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include all statements other than statements of historical fact, including statements concerning the perceived benefits of the Company’s announced Chief Financial Officer appointment, and should be evaluated as such. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although management believes these forward-looking statements are based upon reasonable assumptions at the time they are made, management cannot guarantee their accuracy or completeness. Forward-looking statements are subject to and involve risks, uncertainties and assumptions that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance, or achievements predicted, assumed or implied by such forward-looking statements. Some of the risks and uncertainties that may cause actual results to materially differ from those expressed or implied by these forward-looking statements are discussed under the caption “Risk Factors” in the Company’s filings with the SEC, as may be updated from time to time in subsequent filings. These cautionary statements should not be construed by you to be exhaustive and are made only as of the date of this press release. Sight Sciences undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor contact:
Philip Taylor
Gilmartin Group
415.937.5406
Investor.Relations@Sightsciences.com